Exhibit 10.2

DIRECTOR COMPENSATION ELECTION FORM

Name: [NAME OF DIRECTOR]

This Election Form is subject to all the terms and conditions of Popular, Inc.’s (the “Corporation”) 2020 Omnibus Incentive Plan, as amended (the “Plan”) and the Restricted Stock Unit Award Agreement (as applicable) executed by me and the Corporation in connection with this Election Form (the “Agreement”). I acknowledge that I have received the letter informing me of my compensation as a member of the Board of Directors of the Corporation (the “Board”) and/or certain of its wholly-owned subsidiaries commencing on [DATE] and continuing until such compensation is changed by the Board and that I agree with the terms set forth therein. Capitalized terms used in this Election Form but not defined herein shall have the meanings set forth in the Plan.

In accordance with the Plan and the Agreement, I hereby make the following elections with respect to the compensation to be received by me for my services as a member of the Board and/or certain of its wholly-owned subsidiaries for the period commencing on [DATE] and continuing in future years:

Election I

ANNUAL RETAINERS

I hereby elect to receive the Annual Retainer and Committee Chair Retainer (if applicable) component of my compensation for the period commencing on [DATE] and continuing for future years in the following form (select only one):

CASH	EQUITY

Election II

EQUITY AWARDS

I hereby elect to receive the equity components of my compensation (Equity Grant, Lead Director Grant (if applicable) and any annual retainers which I elected to receive in the form of equity in Election I above) for the period commencing on [DATE] and continuing for future years in the following form (select only one):

•	Restricted Stock – The shares of Common Stock will vest immediately on the grant date and be issued to the Director on such date.

•	Restricted Stock Units - The delivery of the shares of Common Stock of the underlying Restricted Stock Unit Award will be deferred to a future date selected by the Director in Election III below.

RESTRICTED STOCK	RESTRICTED STOCK UNITS

Election III

DEFERRAL OF SETTLEMENT OF RESTRICTED STOCK UNITS

To be completed only if you selected “Restricted Stock Units” in Election II above.

I hereby defer the settlement of the Restricted Stock Units granted to me by the Corporation and elect to receive the shares of Common Stock of the underlying Restricted Stock Units (including any additional Restricted Stock Units resulting from dividend equivalents) in the following form (select only one):

•

Lump-Sum – The Director will receive the shares of Common Stock of the underlying Restricted Stock Unit Award on the 15th of August immediately following the date the Director ceases to be a director of the Corporation.

•

Annual Installments – The Director will receive the shares of Common Stock of the underlying Restricted Stock Unit Award in equal annual installments on each 15th of August of the 1st, 2nd, 3rd, 4th and 5th year after the Director ceases to be a director of the Corporation.

LUMP-SUM DISTRIBUTION	ANNUAL INSTALLMENTS

I acknowledge that, notwithstanding any deferral election I make under this Election Form, as set forth in the Agreement, in the event of my death or a Change of Control, the settlement of my Restricted Stock Units will accelerate and be settled as soon as practicable but in no event more than sixty (60) days following my death or such Change of Control.

Other Information:

I hereby inform the Corporation that my place of residence for tax purposes is:

☐	The Commonwealth of Puerto Rico
☐	Mainland United States of America
☐	Other:

I hereby instruct the Corporation to deliver and deposit the shares of Common Stock awarded to me as part of my compensation to my account at:

☐	Popular Securities (Account Number: )
☐	Popular, Inc.’s Dividend Reinvestment and Stock Purchase Plan (Account Number: )
☐	Other: (Account Number: )

This Election Form will become irrevocable with respect to the grant year to which it applies and shall be effective for subsequent grant years until I file with the Corporation a new Election Form revoking or changing such election in accordance with the requirements of Section 409A of the U.S. Code and the procedures specified by the Corporate Governance & Nominating Committee. To be effective, any revocation or change of this Election Form must be filed by December 31st of the year preceding the date of the Corporation’s annual shareholders meeting to which the revocation or change is made. I understand that this Election Form may be revoked or changed in accordance with the requirements of Section 409A of the U.S. Code, or that I may need to complete another Election Form for future compensation, if the terms of the Plan are amended. I further understand that the ability to make a subsequent deferral election may not be available to me in the future if the Corporation changes the Plan or its Plan administration policies. I am aware that any elections I have hereby made may have significant tax consequences to me and, to the extent I deem necessary, I have received advice from my personal tax advisor before making this deferral election. This Election Form is in all respects subject to the terms and conditions of the Plan and the Agreement. Should any inconsistency exist between this Election Form, the Plan, and/or the Agreement, then the provisions of either the Plan or the Agreement will control.

The undersigned hereby agrees to be bound by this Election Form and agrees to comply with the terms and conditions of the Plan, the Agreement (as applicable), and the elections set forth herein.

Please send the executed version of this Election Form to the Corporate Secretary’s Office no later than [DATE]. Any Election Form received after that date will not be given effect.

DIRECTOR

By:
Name:	[NAME OF DIRECTOR]
Date:	[DATE]

POPULAR, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into as of [DATE], by and between POPULAR, INC. (the “Corporation”) and [NAME OF DIRECTOR] (“Director”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them under the Plan (as defined therein).

WHEREAS, the Corporation maintains the Popular, Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”);

WHEREAS, in connection with the Director’s service as a member of the Board of Directors of the Corporation and/or certain of its wholly-owned subsidiaries, the Corporation desires to grant Restricted Stock Units to the Director, subject to the terms and conditions of the Plan and this Agreement; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. Award of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, in consideration of Director’s services as a member of the Board of Directors of the Corporation and/or certain of its wholly-owned subsidiaries, the Corporation hereby grants to the Director the number of Restricted Stock Units (“RSUs”) set forth from time to time in Annex I of this Agreement (the “Award”). Annex I will be delivered to the Director upon each Award and will form part of this Agreement. Each RSU represents the unfunded and unsecured promise of the Corporation to issue to the Director one share of Common Stock, par value $.01 per share, of the Corporation on the Settlement Date (as set forth in Section 4 hereof). No fractional RSUs shall be issued. Whenever the computation of the number of RSUs to be awarded results in a fractional amount, such amount shall be rounded up to the next greater whole number of RSUs.

2. Vesting and Transfer Restrictions. The RSUs awarded under this Agreement shall vest and become non-forfeitable on the Grant Date (as set forth in Annex I) of such Award. The RSUs may not be assigned, transferred, pledged or otherwise disposed of in any way other than by the Last Will and Testament of the Director or the laws of descent and distribution, subject to the bylaws of the Corporation. Any RSUs held by a beneficiary shall be subject to the restrictions imposed on such RSUs by this Agreement and the Plan. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

3. Election to Defer Receipt of Shares. The Director has elected to defer, to some future date as provided in Section 4 of this Agreement and set forth in Annex I, the receipt of all the shares of Common Stock underlying the Award granted pursuant to this Agreement (the “Shares”). In order to defer the receipt of the Shares, the Director has completed and filed an election form with the Plan administrator, which election form is incorporated herein by reference.

4. Settlement Date and Issuance of Shares. The Director has elected to receive the Shares in one of the following manners (each a “Settlement Date”) as set forth in Annex I hereto:

(a) Lump-Sum. The Director will receive the Shares on the 15th of August immediately following the date the Director ceases to be a director of the Corporation, or

(b) Annual Installments. The Director will receive the Shares in equal annual installments on each 15th of August of the 1st, 2nd, 3rd, 4th and 5th year after the Director ceases to be a director of the Corporation.

On the Settlement Date selected by the Director, the Corporation shall issue to the Director the Shares as provided in this section.

5. Death; Change of Control. Notwithstanding the forgoing or anything in this Agreement or any deferral election form to the contrary, in the event of the Director’s death or a Change of Control, the Settlement Date of the Award shall accelerate and the Award shall be settled as soon as practicable but in no event more than sixty (60) days following the date of the Director’s death or such Change of Control.

6. Rights as Stockholder. The Director shall not have any rights (including voting rights) of a shareholder of the Corporation with respect to the RSUs until the Shares have been issued to the Director on the Settlement Date.

7. Dividend Equivalents. To the extent that cash dividends are declared and paid on the Corporation’s outstanding Common Stock after the Grant Date but before the Settlement Date of the Award, the Director shall receive an additional number of RSUs that reflect reinvested dividend equivalents. The dividend equivalents will be equal in value (based on the reported dividend rate on the date dividends are paid) to the amount of dividends that would have been paid on the Shares not yet delivered to the Director (the “Dividend Equivalents”). The Director shall receive as of the date of the dividend payment a number of RSUs equal to the amount of the cash dividend paid by the Corporation on a single share of Common Stock multiplied by the number of RSUs awarded under this Agreement, divided by the Fair Market Value of the Common Stock of the Corporation on the date of the dividend payment (the “Dividend Equivalent RSUs”). The Dividend Equivalent RSUs will be delivered to the Director as soon as practicable following the date of the dividend payment and will vest immediately. The underlying shares of Common Stock of such Dividend Equivalent RSUs will be issued to the Director on the Settlement Date in accordance with Section 4 and Annex I of this Agreement, in the same manner as the Shares are issued. Dividend Equivalent RSUs obtained by the Director will also be entitled to obtain Dividend Equivalents in accordance with this Section 7, when cash dividends are declared and paid by the Corporation. Shares of Common Stock underlying Dividend Equivalent RSUs shall also be referred to herein as “Shares”.

8. Tax Matters.

(a) Tax Withholding. The Director shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, incurred in connection with the Award and any Dividend

Equivalent RSUs. The Corporation may withhold or cause to be withheld from the Award and any Dividend Equivalent RSUs (or Director’s other compensation) any Federal, Puerto Rico, state or local taxes required by law to be withheld with respect to such Award or Dividend Equivalent RSUs. By acceptance of this Agreement, Director agrees to such deductions. If a tax withholding is required under applicable law, the Corporation will withhold shares of Common Stock with a value equal to the payment of the taxes that the Corporation determines it is required to withhold under applicable tax laws with respect to the Award and any Dividend Equivalent RSUs (with such withholding obligation determined based on any applicable minimum statutory withholding rates), in connection with the issuance of the Shares thereof. The Corporation will use the Fair Market Value of the Common Stock on the Settlement Date in order to determine the number of shares to be withheld. If the Director wishes to remit cash to the Corporation (through payment deductions or otherwise), in each case in an amount sufficient in the opinion of the Corporation to satisfy such withholding obligation, the Director must notify the Corporation in advance and do so in compliance with all applicable laws and pursuant to such rules as the Corporation may establish from time to time, including, but not limited to, the Corporation’s Insider Trading Policy.

(b) Section 409A. The intent of the parties is that the Award and any Dividend Equivalent RSUs granted hereunder comply with Section 409A of the U.S. Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement, the Plan and the deferral election form shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything to the contrary, the Director shall not be considered to have ceased to be a director or to have terminated service with the Corporation for purposes of this Agreement until the Director has incurred a “separation from service” from the Corporation within the meaning of Section 409A of the U.S. Code. In addition, for purposes of this Agreement, each amount to be paid to the Director pursuant to this Agreement shall be construed as a separate payment for purposes of Section 409A of the U.S. Code.

9. Securities Law Compliance. The delivery of all or any of the Shares under this Agreement shall only be effective at such time as the issuance of such Shares will not violate any state or federal securities or other laws. The Corporation is under no obligation to effect any registration of Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares. The Corporation may, in its sole discretion, delay the delivery of the Shares or place restrictive legends on such Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of NASDAQ or any other exchange upon which the Corporation’s Common Stock is traded. If the Corporation delays the delivery of the Shares in order to ensure compliance with any state or federal securities or other laws, the Corporation shall deliver the Shares at the earliest date at which the Corporation reasonably believes that such delivery will not cause such violation, or at such other date that may be permitted under law.

10. Agreement not a Service Contract. This Agreement is not an employment or service contract, and nothing in this Agreement nor the Plan shall be deemed to confer on Director any right to continue in the service of, or to continue or establish any other relationship with, the Corporation or its subsidiaries, as applicable, or limit in any way the right of the Corporation or its subsidiaries or its shareholders to terminate its relationship with the Director at any time.

11. Plan Governs. This Agreement is subject to the terms and conditions of the Plan, which is incorporated herein by reference and which the Director hereby acknowledges receiving a copy. The Director agrees to be bound by all terms and provisions of the Plan and related administrative rules and procedures, including, without limitation, terms and provisions and administrative rules and procedures adopted and/or modified after the granting of the Award. If any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control.

12. Notices. Any notices required to be given or delivered to the Director or the Corporation under the terms of this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Corporation to the Director, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Director at the last address the Director provided to the Corporation. Notice to the Corporation shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail to the Corporation by the Director, five (5) days after deposit in the United States mail, postage prepaid, addressed to Chief Legal Officer, Popular, Inc. Board of Directors (751), PO Box 362708, San Juan, Puerto Rico 00936-2708.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to principles of conflicts of laws.

14. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Agreement, but such provision shall be fully severable and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been included in the Agreement.

15. Successors. This Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Corporation. Subject to the restrictions on transfer set forth herein, this Agreement and the Plan shall be binding upon Director and Director’s heirs, legatees, executors, administrators, legal representatives, and successors.

16. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instruments, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of [DATE].

POPULAR, INC.		DIRECTOR

By:		By:
Name:	Javier D. Ferrer	Name:	[NAME OF DIRECTOR]
Title:	Executive Vice President, Chief Legal Officer and Secretary

ANNEX I

POPULAR, INC.

RESTRICTED STOCK UNIT AWARD

Recipient:

Grant Date:

Total Dollar Value of Award: $

Common Stock Market Price on Grant Date: $

Restricted Stock Units Awarded:

Settlement Date selected by the Director on the Director Compensation Election Form:

                     Lump-Sum – the 15th of August immediately following the date the Director ceases to be a director of the Corporation.

                     Annual Installments – each 15th of August of the 1st, 2nd, 3rd, 4th and 5th year after the Director ceases to be a director of the Corporation.